Exhibit 10(ee)

SUMMARY OF AMENDMENTS TO

THE SPRINT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Sprint Supplemental Executive Retirement Plan (the “SERP”), filed as Exhibit 10(l) to Sprint’s Annual Report on Form 10-K/A for the year ended December 31, 2001, was amended to preclude from participation persons employed by Nextel prior to the merger of Sprint and Nextel. In addition, the SERP was amended to provide that accruals under all benefit formulas of the SERP will cease on December 31, 2005 for each participant, except for any participant who is specifically designated to provide services to Sprint Nextel in connection with the New Local Company or a participant to which Sprint Nextel is obligated to provide benefit accruals as of the date of the merger under an employment agreement.